UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 15, 2008

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive

Sunnyvale, CA  94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 15, Finisar Corporation, a Delaware corporation (“Finisar”), Fig Combination Corporation, a Delaware corporation and a wholly-owned subsidiary of Finisar (“Sub”), and Optium Corporation, a Delaware corporation (“Optium”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the combination of Finisar and Optium through the merger (the “Merger”) of Sub with and into Optium on the terms and subject to the conditions thereof.  The Merger Agreement has been approved by the Boards of Directors of Finisar and Optium.

In the Merger, which is intended to qualify as a tax-free reorganization  for U.S. federal income tax purposes under section 368(a) of the Internal Revenue Code of 1986, as amended, at the effective time of the Merger (the “Effective Time”) each outstanding share of Optium common stock will be converted into the right to receive 6.262 shares of Finisar common stock (the “Exchange Ratio”).  At the Effective Time, outstanding options, restricted stock units and warrants to acquire shares of Optium common stock will become exercisable, in accordance with their terms, for a number of shares of Finisar common stock based on the Exchange Ratio.

The Merger Agreement provides that, at the Effective Time:  (i) Jerry S. Rawls, Finisar’s Chairman, President and Chief Executive Officer, will remain as executive Chairman of the Board of Directors of Finisar; (ii) Eitan Gertel, Optium’s Chairman and Chief Executive Officer, will become Finisar’s Chief Executive Officer; and (iii) the Board of Directors of Finisar will be reconstituted to comprise six of Finisar’s current directors, Mr. Gertel and two other current members of the Board of Directors of Optium who have been identified in the Merger Agreement and approved by Finisar’s Board of Directors.

The conditions to the Merger include approval of the issuance of Finisar common stock in the Merger by the stockholders of Finisar and the adoption and approval of the Merger by the stockholders of  Optium, each approval to be sought at separate stockholder meetings, in respect of which meetings (subject to certain exceptions which, if invoked, could obligate the invoking party to pay the termination fee specified below in this Item), the Boards of Directors of Finisar and Optium, respectively, have agreed to recommend approval. Concurrently with the execution of the Merger Agreement, each  of the directors and executive officers of Finisar, and each of the directors and executive officers of Optium and certain affiliates of Optium, entered into a Voting Agreement (the “Voting Agreements”) with Optium or Finisar (as the case may be), under which such person agreed to vote such person’s shares of Finisar or Optium common stock (as the case may be) in favor of the Merger and against any opposing proposal. The Voting Agreements relate to an aggregate of approximately 7% of the outstanding Finisar common stock and approximately 34% of the outstanding Optium common stock.  The Voting Agreements terminate upon the earlier of the consummation of the Merger, the termination of the Merger Agreement or a change in recommendation of the Merger by the Finisar or Optium Board of Directors.

The Merger Agreement provides that the consummation of the Merger is also subject to various other  customary conditions, including: (i) the expiration or termination of the  applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the effectiveness of a registration statement on Form S-4 to be filed by Finisar to register the shares of Finisar common stock to be issued in the Merger; and (iii) the approval of those shares for listing on the NASDAQ Global Select Market.

Finisar and Optium have each made customary representations, warranties, covenants and other agreements in the Merger Agreement, the accuracy and compliance with which (to the standard specified in the Merger Agreement) are conditions to the other party’s obligation to consummate the Merger.

The Merger Agreement provides for certain customary termination rights for both Finisar and Optium and further provides that, upon termination under specified circumstances, Finisar or Optium, as the case may be, will be obligated to pay to the other a termination fee.  The termination fee payable by Finisar is $16,650,00 and the termination fee payable by Optium is  $6,725,000 plus reimbursement of up to  $2,240,000 of its expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.  Under certain circumstances when the payments referred to in the prior sentence are not payable but the Merger Agreement is terminated, each of Finisar and Optium may be obligated to reimburse up to  $2,240,000 of the other party’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement and the Voting Agreements, as well as the description thereof contained in the joint press release issued by Finisar and Optium on May 16, 2008 which is  filed as  Exhibit 99.1 hereto  (the “Joint Press Release”) and is incorporated into this Item by reference, are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full texts of the Merger Agreement and the Voting Agreements.  Finisar and Optium expect to file a copy of the Merger Agreement and the forms of Voting Agreement signed, respectively, by the Finisar and Optium signatory stockholders, in a further Current Report on Form 8-K as soon as practicable.

Important Additional Information

In connection with the proposed combination of Finisar and Optium, Finisar plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and Optium plans to file with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/Prospectus will be mailed to the stockholders of Finisar and Optium after clearance with the SEC.  Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT IS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.Finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.Optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) is contained in Finisar’s annual meeting proxy statement filed with the SEC on February 21, 2008 and available free of charge in the manner described above.  Information about the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in Optium’s annual meeting proxy statement filed with the SEC on November 13, 2007 and available free of charge in the manner described above.  Additional information regarding the interests of such participants in the proposed combination will be included in the Joint Proxy Statement/Prospects and the other documents filed by each company with the SEC relating to the proposed combination (when filed).

Item 2.02.              Results of Operations and Financial Condition.

The Joint Press Release, filed herewith as exhibit 99.1, includes statements by each of Finisar and Optium with respect to their respective expectations as to the total revenues that each will report for their most recent fiscal quarters, ended April 30, 2008 (in the case of Finisar) and May 2, 2008 (in the case of Optium).  Those statements appear in the section of the Joint Press release under the caption “Both Companies Expect To Report Record Revenues for Their Most Recent Quarters.”

For certain risks associated with the revenue expectations reported in the Joint Press Release, reference is made to the information contained under the caption “Forward-Looking Statements” following Item 9.01 of this Report, which information is incorporated into this Item by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.:	Description

Exhibit 99.1	Joint press release issued on May 16, 2008 by Finisar Corporation and Optium Corporation

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements related to the anticipated consummation of the proposed combination of Finisar and Optium, the benefits of the proposed combination, the future financial performance of Finisar after the proposed combination and each company’s expected reported revenues for its latest quarter.  All forward-looking statements included in this filing are based on information available to Finisar and Optium as of the date of this filing and current expectations, forecasts and assumptions of each company.  Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated.  In the case of each company’s expected revenues for its latest quarter, these risks and uncertainties include adjustments to preliminary financial results that may result from the completion of the normal quarterly financial reporting process.  In the case of the proposed combination of Finisar and

Optium, these risks and uncertainties include the risk that the proposed combination may not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained;  difficulties that may be encountered in integrating the combined businesses and realizing the potential synergies of the proposed combination; risks associated with the rapidly evolving markets for both companies’ products, the  historical dependence of each company on a limited number of customers, and fluctuations in the mix of products and customers in any period; the risks associated with ongoing new product development, and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction;  intensive competition; and the other risks and uncertainties faced by each company, as reported in their most recent respective Forms 10-K, Forms 10-Q and other filings with the  SEC.  No forward-looking statements in this filing or those filings should  be relied upon as representing Finisar’s or Optium’s views or expectations as of any subsequent date and neither company undertakes any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2008

Finisar Corporation

By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer